UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Australian Oilseeds Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

126 – 142 Cowcumbla Street, Cootamundra Site 2: 52 Fuller Drive Cootamundra
PO Box 263 Cootamundra, Australia	2590
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class is to be registered	Name of each exchange on which to be so registered
Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Securities Act registration statement file number to which this form relates (if applicable): 333-270558

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The security to be registered hereby is the ordinary shares, par value $0.0001 per share, of Australian Oilseeds Holdings Limited (the “Company”). The description of the ordinary shares contained in the Company’s Registration Statement on Form F-4, as initially publicly filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2023, as amended from time to time, to which this Form 8-A relates, is incorporated herein by reference. Any amendment to the Company’s Registration Statement on Form F-4, as originally filed with the Commission (File No. 333-274552), including exhibits and as subsequently amended from time to time, that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 21, 2024

Australian Oilseeds Holdings Limited

By:	/s/ Gary Seaton
Name:	Gary Seaton
Title:	Chief Executive Officer